EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Investors: Elizabeth Corse	Media: Carter Cromley
(703) 667-6984	(703) 667-6110
elizabeth.corse@savvis.net	carter.cromley@savvis.net

SAVVIS REPORTS SECOND-QUARTER REVENUE UP 13% FROM A YEAR AGO, TO $189.6 MILLION

• Q2 Adjusted EBITDA of $28.5 million, up 47% from Q2 2005 and 12% from Q1 2006

• Operating cash flow $21.3 million

ST. LOUIS, MO. – July 20, 2006 – SAVVIS, Inc. (NASDAQ: SVVS), a global leader in IT infrastructure services for business applications, announced today that its revenue for the second quarter of 2006 totaled $189.6 million, compared to $167.2 million in the second quarter of 2005 and $180.0 million in the first quarter of 2006. SAVVIS achieved income from operations of $6.0 million in the second quarter, and its consolidated net loss narrowed to $11.1 million, compared to a net loss of $21.3 million in the second quarter of 2005 and a net loss of $12.4 million in the first quarter of 2006.

Cost of revenue, which excludes depreciation, amortization, and accretion, was $117.1 million, up 8% from a year ago and 4% from the prior quarter. Gross profit, defined as total revenue less cost of revenue, was $72.5 million, up 24% from a year ago and 8% from the first quarter 2006. Gross profit as a percentage of total revenue was 38% in the current quarter, up from 35% a year earlier and 37% in the prior quarter. Adjusted EBITDA* of $28.5 million increased 47% from $19.4 million a year earlier, and 12% from $25.4 million in the previous quarter. Operating cash flow was $21.3 million and cash capital expenditures were $20.5 million in the quarter.

Chief Executive Officer Phil Koen said, “SAVVIS achieved strong financial performance again in the second quarter, demonstrating the success of our business model. With 13% revenue growth from a year ago, and 41% of that flowing through to the Adjusted EBITDA line, the company is further extending its track record for margin improvement. Given this continued strong performance, we’ve raised our expectations for both revenue and Adjusted EBITDA growth for the full year. We also achieved a substantial improvement in our capital structure with the exchange of Preferred stock for common. Given the accomplishments of this quarter, and our strong outlook, SAVVIS is well-positioned to create value for our stockholders. Our success is driven by our ability to address the pressing needs of enterprises by delivering unique, managed solutions that offer IT infrastructure as a service.”

SAVVIS

Second-quarter Financial Results

July 20, 2006

Second-Quarter Results

Three months ended: (US$ millions)	June 30, 2006	March 31, 2006	June 30, 2005
Revenue:
Managed IP VPN	$34.1	$32.4	$27.5
Hosting	93.6	85.6	71.7
Digital Content Services	11.2	10.6	11.4
Other Network Services	28.3	28.6	30.2

Total Diversified Revenue	167.2	157.2	140.8
Reuters	22.4	22.8	26.4

Total Revenue	$189.6	$180.0	$167.2

Cost of Revenue(1)	$117.1	$112.8	$108.7
Sales, Gen. & Admin. Expenses(1)	$46.8	$43.6	$39.3
Income (Loss) from Operations	$6.0	$3.7	$(3.5)
Net (Loss)	$(11.1)	$(12.4)	$(21.3)

Adjusted EBITDA	$28.5	$25.4	$19.4

(1)	Cost of Revenue excludes depreciation, amortization, and accretion. Both Cost of Revenue and Sales, General and Administrative Expenses for 2005 have been revised, in accordance with U.S. Securities and Exchange Commission Staff Accounting Bulletin No. 107, to include the effect of non-cash equity-based compensation, which was previously reported separately.

Total revenue for the second quarter increased 13% from a year ago and 5% from the first quarter, primarily reflecting strong growth in hosting and managed IP VPN revenue. Colocation services contributed 57% of hosting revenue, consistent with the first quarter, with growth of approximately $5.0 million from the first quarter, of which approximately $1.4 million was attributable to renewal of existing contracts at higher prices. Revenue from virtualized utility services, also included in hosting revenue, increased to $6.2 million in the quarter, up 244% from a year ago and 29% from the first quarter. Managed IP VPN revenue increased 24% from the prior year and 6% from the previous quarter.

Cost of revenue was $117.1 million in the current quarter, resulting in gross profit as a percentage of revenue, or gross margin, of 38% in the current quarter, up from 35% in the same quarter last year and 37% in the first quarter. The improvement in gross margin reflects SAVVIS’ scalable business model and ongoing cost-optimization efforts.

Sales, general, and administrative expenses (“SG&A”) for the current quarter were $46.8 million as compared to $39.3 million for the same period last year and $43.6 million in the first quarter of 2006. As a percentage of revenue, SG&A was 25% in the current quarter, up from 24% in both the second quarter 2005 and the first quarter 2006, primarily reflecting increased non-cash equity and other compensation costs.

SAVVIS

Second-quarter Financial Results

July 20, 2006

Income from operations was $6.0 million in the second quarter, compared to a loss from operations of $3.5 million in the same period last year and income from operations of $3.7 million in the first quarter 2006. SAVVIS’ consolidated net loss of $11.1 million was an improvement of $10.2 million from the second quarter 2005 and $1.4 million from the first quarter 2006. The second quarter 2005 loss from operations and net loss included $4.0 million of restructuring charges and integration costs.

On June 30, 2006, SAVVIS completed the exchange of its Series A Preferred stock for 37.4 million shares of common stock. Shares of common stock outstanding at June 30 totaled 50.8 million. Common stock issued in exchange for shares of the Series A Preferred stock in the second quarter totaled 37.4 million shares, including 29.0 million shares representing the as-converted value of the Preferred stock and 8.4 million shares equivalent to 58% of the value of future dividends. The 8.4 million shares recorded at fair value resulted in a $240.1 million charge to net loss attributable to common shareholders in the second quarter.

Cash Flow

Net cash provided by operating activities was $21.3 million, compared to $0.2 million in the same period last year and $18.9 million in the first quarter 2006. Operating cash flow for the second quarter 2005 included cash payments of $7.5 million to exit long-term lease obligations and $3.3 million for acquisition and integration costs related to assets acquired in March 2004.

Cash capital expenditures for the second quarter 2006 totaled $20.5 million, including $2.6 million for the completion of an existing data center in Santa Clara, California. Overall, approximately 70% of SAVVIS’ capital expenditures are driven by revenue-generating opportunities.

SAVVIS’ cash position at June 30, 2006, was $86.1 million, including $36.8 million of net cash proceeds resulting from a data-center property transaction on June 30, 2006. On July 3, 2006, the first business day of the third quarter, the company used $32.0 million of cash to pay down its revolving credit facility. On a pro-forma basis as of June 30, 2006, after giving effect for the debt payment, SAVVIS’ cash balance was $54.1 million and the company had no debt outstanding on the revolving credit facility, which provides a total borrowing capacity of $85.0 million.

The data center transaction in the second quarter pertained to an existing leased facility located in Dallas, Texas. On June 29, the company purchased the facility for $13.8 million. On June 30, 2006, SAVVIS relinquished title to the building and certain leasehold improvements in exchange for $50.6 million and entered into a long-term lease of the facility for 15 years. The annual base rent under the new lease is approximately $4.3 million for the first year, increasing 2.5% annually for the term of the lease. The transaction was recorded as a financing-method lease under generally accepted accounting principles, resulting in a long-term lease obligation of $50.6 million. Future payments under the lease will be recorded as interest expense and a reduction in the long-term lease obligation.

SAVVIS

Second-quarter Financial Results

July 20, 2006

Financial Outlook

Chief Financial Officer Jeff Von Deylen said, “SAVVIS’ industry-leading IT infrastructure solutions are selling well in a strong market, driving revenue growth. Our focus on margin is yielding results in gross profit and Adjusted EBITDA improvements, as well as narrowing net loss. Given the solid results of the first half, we are revising our outlook to reflect higher revenue and Adjusted EBITDA expectations.”

SAVVIS management’s current expectations for 2006 financial results include:

•	Total revenue in a range of $750-760 million, for growth of 12-14% (up from previous guidance of $730-750 million, for growth of 9-12%), including:

•	Hosting revenue increasing 25-30%

•	Managed IP VPN revenue increasing 16-20%, and

•	Reuters contributing approximately 12% of total revenue;

•	Adjusted EBITDA in a range of $112-118 million (up from previous guidance of $100-110 million, for growth of over 30%), for growth of over 40%;

•	Cash capital expenditures of $75-80 million (up from previous guidance of $60-70 million); and

•	Continued positive cash flow before loan repayments.

* Adjusted EBITDA

“Adjusted EBITDA” represents income (loss) from operations before depreciation, amortization, accretion, integration costs, restructuring charges and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Investor Conference Call

SAVVIS will webcast an investor conference call today, July 20, 2006, at 5:30 PM EDT. Both the webcast and supporting presentation will be available at www.savvis.net on the Investor Relations page. A live conference call will also be available at +1-210-839-8500 and 888-997-8509 (in North America, toll free), with the password “SAVVIS NEWS.” Recorded replays will be available on the website for six months, and by telephone for two weeks, at +1 203-369-1741 and 866-492-3845 (in North America, toll free) beginning at about 8:00 PM EDT that day.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from SAVVIS’ expectations. Certain factors that could adversely affect actual results are set forth as risk factors described in SAVVIS’ SEC reports and filings, including its annual report on Form 10-K for the year ended

SAVVIS

Second-quarter Financial Results

July 20, 2006

December 31, 2005, and all subsequent filings. Those risk factors include, but are not limited to, variability in pricing for SAVVIS’ products, highly competitive markets, rapid evolution of technology, variability in the availability and terms of financing, uncertainties related to merger and acquisition activity, changes in our operating environment, and changes in regulatory environments. The forward-looking statements contained in this document speak only as of the date of publication, July 20, 2006. Subsequent events and developments may cause the company’s forward-looking statements to change, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

About SAVVIS

SAVVIS, Inc. (NASDAQ: SVVS) is a global leader in IT infrastructure services for business applications. With an IT services platform spanning North America, Europe, and Asia, SAVVIS has over 5,000 enterprise customers and leads the industry in delivering secure, reliable, and scalable hosting, network, and application services. These solutions enable customers to focus on their core business while SAVVIS ensures the quality of their IT systems and operations. SAVVIS’ strategic approach combines virtualization technology, a global network and 25 data centers, and automated management and provisioning systems. For more information about SAVVIS, visit www.savvis.net.

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SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue	$189,597	$167,200	$369,552	$329,372
Operating Expenses:
Cost of revenue (1)	117,102	108,668	230,071	217,755
Sales, general, and administrative expenses (2)	46,825	39,295	90,179	76,820
Depreciation, amortization, and accretion	19,636	18,715	39,563	37,534
Restructuring charges, net	—	3,340	—	3,340
Integration costs	—	684	—	2,745

Total Operating Expenses	183,563	170,702	359,813	338,194

Income (Loss) from Operations	6,034	(3,502)	9,739	(8,822)
Net interest expense and other	17,125	17,833	33,278	33,395

Net Loss	(11,091)	(21,335)	(23,539)	(42,217)
Accreted and deemed dividends on Series A Convertible Preferred stock (3)	251,621	10,276	262,810	20,267

Net Loss Attributable to Common Stockholders	$(262,712)	$(31,611)	$(286,349)	$(62,484)

Basic and Diluted Loss per Common Share	$(19.50)	$(2.63)	$(22.34)	$(5.19)

Basic and Diluted Weighted Average Common Shares Outstanding (4)	13,471,458	12,039,612	12,815,619	12,034,737

(1)	Excludes depreciation, amortization, and accretion, which is reported separately, and includes $0.2 million and $0.4 million of non-cash equity-based compensation for the three and six months ended June 30, 2006, respectively, and less than $0.1 million for the three and six months ended June 30, 2005.
(2)	Sales, general, and administrative expenses includes $2.6 million and $4.2 million of non-cash equity-based compensation for the three and six months ended June 30, 2006, respectively, and $0.1 million and $0.2 million for the three and six months ended June 30, 2005, respectively.
(3)	Includes $240.1 million of deemed dividends for the three and six months ended June 30, 2006 incurred in connection with the exchange of Series A Convertible Preferred stock for common stock on June 30, 2006.
(4)	Includes 37,417,347 shares of common stock issued in exchange for Series A Convertible Preferred stock, which did not have a significant impact on basic and diluted weighted average common shares outstanding presented herein as the exchange occurred at the end of the second quarter. All common share information included herein reflects the 1-for-15 reverse stock split that occurred on June 6, 2006. As the effects of including the incremental shares associated with options, warrants, unvested restricted stock and restricted stock units, and Series A Convertible Preferred stock are antidilutive, they are not included in diluted weighted average common shares outstanding. Diluted common shares on an as converted basis were 53,594,196 and 38,166,001 as of June 30, 2006 and 2005, respectively.

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

	June 30, 2006	December 31, 2005
ASSETS

Current Assets:
Cash and cash equivalents	$86,127	$61,166
Trade accounts receivable, net	46,550	51,601
Prepaid expenses and other current assets	24,576	16,126

Total Current Assets	157,253	128,893
Property and equipment, net	284,017	261,225
Intangible assets, net	6,040	8,531
Other non-current assets	13,533	10,997

Total Assets	$460,843	$409,646

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Payables and other trade accruals	$46,016	$46,398
Current portion of capital lease and financing method obligations	2,866	596
Other accrued liabilities	77,383	78,697

Total Current Liabilities	126,265	125,691
Long-term debt	274,324	275,259
Capital lease and financing method obligations, net of current portion	112,277	59,890
Other accrued liabilities	85,280	80,815

Total Liabilities	598,146	541,655

Stockholders’ Deficit:
Series A Convertible Preferred stock	—	305,173
Common stock	508	1,813
Additional paid-in capital	678,347	353,836
Accumulated deficit	(814,073)	(790,534)
Accumulated other comprehensive loss	(2,085)	(2,297)

Total Stockholders’ Deficit	(137,303)	(132,009)

Total Liabilities and Stockholders’ Deficit	$460,843	$409,646

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Cash Flows from Operating Activities:
Net loss	$(11,091)	$(21,335)	$(23,539)	$(42,217)
Reconciliation of net loss to net cash provided by operating activities:
Depreciation, amortization, and accretion	19,636	18,715	39,563	37,534
Non-cash portion of restructuring charges	—	(2,365)	—	(2,365)
Non-cash equity-based compensation	2,794	145	4,611	268
Accrued interest	12,914	11,501	25,701	23,266
Write-off of deferred debt financing costs	—	2,666	—	2,666
Net changes in operating assets and liabilities:
Trade accounts receivable	3,030	(3,017)	4,075	(1,376)
Prepaid expenses and other current assets	(4,457)	(1,282)	(5,491)	(2,856)
Other non-current assets	(2,232)	(436)	(3,291)	(1,042)
Payables and other trade accruals	(2,718)	(1,723)	(505)	1,462
Deferred revenue	2,627	(154)	7,861	(1,093)
Other accrued liabilities	770	(2,551)	(8,846)	(4,103)

Net cash provided by operating activities	21,273	164	40,139	10,144

Cash Flows from Investing Activities:
Payments for capital expenditures	(20,478)	(13,848)	(36,943)	(27,969)
Payment for purchase of data center buildings	(13,817)	—	(13,817)	—
Other investing activities	40	234	110	(600)

Net cash used in investing activities	(34,255)	(13,614)	(50,650)	(28,569)

Cash Flows from Financing Activities:
Proceeds from borrowings on revolving credit facility	—	58,000	—	58,000
Proceeds from financing method obligation	50,600	—	50,600	—
Proceeds from stock option exercises	12,055	335	14,295	425
Principal payments under revolving credit facility	(10,000)	—	(26,000)	—
Payments under capital lease obligations	(1,691)	(53,756)	(1,859)	(53,792)
Other financing activities	(1,285)	(3,868)	(1,285)	(3,968)

Net cash provided by financing activities	49,679	711	35,751	665

Effect of exchange rate changes on cash and cash equivalents	(164)	(513)	(279)	(595)

Net Increase (Decrease) in Cash and Cash Equivalents	36,533	(13,252)	24,961	(18,355)
Cash and Cash Equivalents, Beginning of Period	49,594	50,266	61,166	55,369

Cash and Cash Equivalents, End of Period	$86,127	$37,014	$86,127	$37,014

SAVVIS, Inc. and Subsidiaries

Unaudited Selected Condensed Consolidated Financial Information

(dollars in thousands)

	Three Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005
Revenue:
Diversified revenue:
Managed IP VPN	$34,148	$32,351	$27,465
Hosting	93,582	85,567	71,682
Digital Content Services	11,187	10,616	11,387
Other Network Services	28,262	28,611	30,217

Total Diversified Revenue	167,179	157,145	140,751
Reuters	22,418	22,810	26,449

Total Revenue	$189,597	$179,955	$167,200

Adjusted EBITDA(1) Reconciliation:
Income (loss) from operations	$6,034	$3,704	$(3,502)
Depreciation, amortization, and accretion	19,636	19,926	18,715
Restructuring charges, net	—	—	3,340
Integration costs	—	—	684
Non-cash equity-based compensation	2,794	1,817	145

Adjusted EBITDA	$28,464	$25,447	$19,382

	June 30, 2006	March 31, 2006	June 30, 2005
Diluted Common Shares (end of period):
Total common shares outstanding	50,827,023	12,521,922	12,064,181
Series A Convertible Preferred stock on an as converted basis	—	28,182,175	25,884,809
Unvested restricted stock units	1,134,313	1,226,000	—
Warrants and options outstanding (treasury method)	1,632,860	375,636	217,011

Diluted Common Shares on an as Converted Basis	53,594,196	42,305,733	38,166,001

(1)	“Adjusted EBITDA” represents income (loss) from operations before depreciation, amortization, accretion, net restructuring charges, integration costs, and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.